                                                                     EXHIBIT 4.2

                             HOMEGROCER.COM, INC.

                  THIRD AMENDED AND RESTATED INVESTOR RIGHTS

                                   AGREEMENT



                               September 30, 1999

             THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of September 30, 1999, by and among HomeGrocer.com, Inc., a Delaware corporation (the "Company"), and the investors listed on Exhibit A hereto
                                                         ---------
(each, an "Investor" and, collectively, the "Investors"). This Agreement is intended to amend and restate that certain Second Amended and Restated Investor Rights Agreement between the Company and the parties thereto, dated as of April 13, 1999 (the "Prior Agreement").

                                    RECITALS

     A. WHEREAS, certain of the Investors own Series A Preferred Stock (the "Series A Stock"), Series B Preferred Stock (the "Series B Stock"), and Series C Preferred Stock (the "Series C Stock") and certain of the Investors are purchasing shares of the Company's Series D Preferred Stock (the "Series D Stock," and together with the Series A Stock, Series B Stock and Series C Stock, the "Preferred Stock") pursuant to that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof between the Company and the Investors (the "Purchase Agreement"); and

     B. WHEREAS, the Company and the Investors who own Series A Stock, Series B Stock and Series C Stock are parties to the Prior Agreement; and

     C. WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions of, this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Certain Definitions. As used in this Agreement, the following terms
         -------------------
shall have the following respective meanings:

         1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.2 "Convertible Securities" shall mean Shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock.

         1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.4 "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

         1.5 "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of registration rights as permitted by Section 12.

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         1.6  "Initiating Holders" shall mean Holders who in the aggregate hold at least thirty-three and one-third percent (33 1/3%) of the Registrable Securities.

         1.7 "Material Adverse Event" shall mean an occurrence having a consequence that either: (a) is materially adverse as to the business, properties, prospects, or financial condition of the Company; or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially and adversely affect the business, properties, prospects, or financial condition of the Company.

         1.8 The terms "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (a "Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

         1.9 "Registrable Securities" shall mean all Common Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 11 of this Agreement; provided, however,
                                                              --------- -------
that shares of Common Stock or other securities shall cease to be treated as Registrable Securities at such time as they: (i) have been sold pursuant to an effective Registration Statement under the Securities Act; or (ii) have otherwise been sold or transferred to or through a broker, dealer or underwriter in a public distribution or a public securities transaction.

         1.10 "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5, 6 or 7 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for the Holders (if different from counsel for the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

         1.11 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.12 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

     2.  Financial Statements and Reports to Stockholders.
         ------------------------------------------------

         2.1  Information. As long as any Investor holds at least 750,000 shares
              -----------
(as adjusted for stock splits, stock dividends and similar events) of Convertible Securities or Common Stock issued upon conversion of the Convertible Securities, the Company shall deliver to such Investor:

              (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders' equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company;

              (b) As soon as practicable after the end of each quarter, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and cash flow for such quarter and for the current fiscal year to date, in reasonable detail and including comparisons to budget, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and accompanied by a certificate of the Chief Financial Officer or Chief Executive Officer of the Company confirming that such statements fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment;

              (c) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock; and

              (d) Such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor or any assignee of the Investor may reasonably request, subject to the Investor's execution of a confidentiality agreement reasonably satisfactory to the Company.

         2.2  Inspection. As long as any Investor holds at least 750,000 shares
              ----------
(as adjusted for stock splits, stock dividends and similar events) of Convertible Securities or Common Stock issued upon conversion of the Convertible Securities, the Company shall permit such Investor, or such Investor's authorized representatives, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances, and accounts with its officers, all upon reasonable notice and at such reasonable times as may be requested by each such Investor, subject to the Investor's execution of a confidentiality agreement reasonably satisfactory to the Company.

     3.  Termination of Information and Inspection Covenants. The covenants set
         ---------------------------------------------------
forth in Section 2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a Registration Statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is closed or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, whichever event shall first occur.

     4.  Right of First Refusal.
         ----------------------

         4.1  Pro Rata Share. The Company hereby grants to each Investor the
              --------------
right of first refusal to purchase its Pro Rata Share (as defined below) of any New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. The Investors may purchase New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Investor, for purposes of this right of first refusal, is the ratio of: (a) the total number of shares of Common Stock held by such Investor (including any shares of Common Stock into which shares of Convertible Securities held by such Investor are convertible); to (b) the total number of shares of Common Stock outstanding (including any shares of Common Stock into which outstanding shares of Convertible Securities are convertible). An Investor shall be entitled to apportion the right of first

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refusal hereby granted among itself and its partners and affiliates in such proportions as it deems appropriate.

         4.2  New Securities. "New Securities" shall mean any capital stock of
              --------------
the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for said capital stock; provided,
                                                                    ---------
however, that "New Securities" does not include: (a) securities issuable upon
-------
conversion of the Convertible Securities issued or issuable on the date of this Agreement; (b) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization, if approved by the Company's Board of Directors; (c) options to purchase shares of Common Stock granted pursuant to the Company's 1997 Stock Incentive Compensation Plan (or any other employee stock plan approved by the Board of Directors) or shares issuable upon exercise of such options; (d) shares issuable upon exercise of warrants outstanding as of the date of this Agreement; (e) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions, provided such issuances are other than primarily for
                         --------
equity financing purposes, limited to an aggregate of no more than one-half percent (0.5%) of the Company's outstanding equity securities on an as-converted basis, and, approved by the Company's Board of Directors; (f) securities issued to corporate partners or in connection with other strategic alliances approved by the Company's Board of Directors; (g) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction; and (h) shares of Series D Stock issued pursuant to the Purchase Agreement. Notwithstanding the foregoing, Amazon.com, Inc. shall be entitled to purchase its Pro Rata Share with respect to issuances described in (b) and (f) of this Section.

         4.3  Notice of Proposed Issuance: Exercise of Right of First Refusal.
              ---------------------------------------------------------------
In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares that each Investor is entitled to purchase, and a statement that each Investor shall have fifteen (15) days to respond to such Notice. Each Investor shall have fifteen (15) days from the date of mailing of the Notice by the Company to agree to purchase all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein that it wishes to purchase the New Securities. Payment for such New Securities shall be made under the same terms and at the closing for the sale of such New Securities.

         4.4  Sale of New Securities by Company. The Company shall have sixty
              ---------------------------------
(60) days after the expiration of the fifteen (15) day period referenced in
Section 4.3 to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities respecting which the Investors' rights of first refusal were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold, or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

         4.5  Termination of Right of First Refusal. The covenants of the
              -------------------------------------
Company set

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forth in this Section 4 shall be terminated and be of no further force or effect upon the earlier of: (a) immediately prior to the closing of the first public offering of the Common Stock of the Company effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act, that results in net offering proceeds (after deduction of underwriters' discounts and commissions and expenses of the offering) of at least Seventy-Five Million Dollars ($75,000,000) at a per share price of at least Eleven Dollars Sixty Cents ($11.60) (subject to proportional adjustment for stock splits, dividends, consolidations, recapitalizations and similar events); and (b) the date on which less than ten percent (10%) of the shares of Preferred Stock originally issued remain outstanding. Such covenants shall terminate as to any Investor as of the date such Investor no longer holds any shares of the capital stock of the Company.

     5.  Demand Registration.
         -------------------

         5.1  Request for Registration on Form Other Than Form S-3
              ----------------------------------------------------

              (a) Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least twenty-five (25%) of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $5,000,000 ($75,000,000 if such written request is with respect to an initial public offering)), the Company shall: (i) promptly give written notice of the proposed Registration to all other Holders; and (ii) as soon as practicable, use its reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5.1: (A) prior to the earlier of January 1, 2002, or One Hundred Eighty (180) days following the closing date of the first public offering of the Common Stock of the Company effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act; (B) at any time within One Hundred Eighty (180) days following the effective date of any Registration Statement on Form S-1 (or any successor form); or (C) if the Company has effected two (2) such Registrations pursuant to this Section 5.1; provided, that a Registration that is withdrawn or otherwise abandoned will not
--------
count toward this limitation unless it is withdrawn or abandoned at the request of the Investors for reasons other than the occurrence of a Material Adverse Event.

              (b) Notwithstanding the provisions of Section 5.1(a), if the Company shall furnish to all such Holders who joined in the request a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 5.1(a), the Company shall have the right, exercisable not more than once in any twelve (12) month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders.

         5.2  Request for Registration on Form S-3.
              ------------------------------------

              (a) If a Holder or Holders of outstanding Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities in which the aggregate price to the public would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall: (i) promptly give written notice of the proposed Registration to all other Holders; and (ii) as soon as practicable, use its reasonable efforts to effect Registration of the Registrable Securities specified n such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The substantive provisions of Section 5.4 shall be applicable to each Registration initiated under this Section 5.2.

              (b) Notwithstanding the provisions of Section 5.2(a), if the Company shall furnish to all Holders who joined in the request a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 5.2(a), the Company shall have the right, exercisable not more than once in any twelve (12) month-period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety
(90) days from delivery of the request of the Holder.

         5.3  Registration of Other Securities in Demand Registration. Any
              -------------------------------------------------------
Registration Statement filed pursuant to the request of the Initiating Holders under this Section 5 may, subject to the provisions of Section 5.4, include securities registered for the account of the Company in addition to Registrable Securities.

         5.4  Underwriting in a Demand Registration.
              --------------------------------------

              (a) Notice of Underwriting. If the Initiating Holders intend to
                  ----------------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 5, and the Company shall include such information in the written notice referred to in Section 5.1 or 5.2. The right of any Holder to Registration pursuant to Section 5 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

              (b) Inclusion of Other Holders in Demand Registration. If the
                  -------------------------------------------------
Company, officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 5. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed by Section 6 rather than Section 5, and it shall not count as a Registration for purposes of Section 5.1.

               (c) Selection of Underwriter in Demand Registration. The
                   -----------------------------------------------
Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters (the "Underwriter's Representative") selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and agreed to by the Company.

              (d) Marketing Limitation in Demand Registration. In the event the
                  -------------------------------------------
Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then: (a) first the Common Stock (other than Registrable Securities) held by officers or directors of the Company; (b) next the securities other than Registrable Securities; and (c) last the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.4(d) shall be included in such Registration Statement.

     6.  Piggyback Registration.
         ----------------------

         6.1  Notice of Piggyback Registration and Inclusion of Registrable
              -------------------------------------------------------------
Securities. Subject to the terms of this Agreement, in the event the Company
----------
decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (a) promptly give each Holder written notice thereof; and (b) include in such Registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

         6.2  Underwriting in Piggyback Registration.
              ------------------------- ------------

              (a) Notice of Underwriting in Piggyback Registration. If the
                  ------------------------------------------------
Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 6.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 6. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering.

              (b) Marketing Limitation in Piggyback Registration. In the event
                  ----------------------------------------------
the Underwriter's Representative advises the Holders seeking Registration of Registrable Securities pursuant to Section 6, in writing, that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 6.2 (c)) may limit the number of shares of Registrable Securities to be included in such Registration.

               (c) Allocation of Shares in Piggyback Registration. In the
                   ----------------------------------------------
event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 6.2 (b), the number of shares to be included in such Registration shall be allocated (subject to Section 6.2 (b)) in the following manner: the shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated among all other holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such holders would otherwise be entitled to include in such Registration or in such other proportion as shall be mutually agreed to by such holders; provided, however, that with respect to a
                           --------- -------
Registration other than the Registration relating to the Company's initial public offering, the number of Registrable Securities included in such Registration shall not be reduced to less than thirty percent (30%) of the aggregate number of all shares so included. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.2 (c) shall be included in the Registration Statement.

     7.  Expenses of Registration.
         ------------------------

     All Registration Expenses incurred in connection with an aggregate of two
(2) Registrations pursuant to Section 5.1 and in connection with Registrations pursuant to Sections 5.2 and 6 shall be borne by the Company. The Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 5 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand Registration pursuant to Section 5; provided, that if at the time of such
                                           --------
withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 5. All Selling Expenses shall be borne by the holders of the securities Registered, pro rata on the basis of the number of shares Registered.

     8.  Registration Procedures and Obligations.
         ---------------------------------------

         8.1  Company Obligations. Whenever required under this Agreement to
              -------------------
effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days;

              (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such

Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

              (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

              (d) use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith
         --------
or as a condition thereto to qualify to do business or to file a general consent to service of process or to become subject to taxation in any such states or jurisdictions;

              (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

              (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

              (g) provide a transfer agent and registrar for all Registrable Securities Registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration; and

              (h) furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement: (i) an opinion, dated such date, of the counsel representing the company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

         8.2  Information Furnished by Holder. It shall be a condition precedent
              -------------------------------
to the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration, furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

     9.  Termination of Rights.
         ---------------------

     The rights of any particular Holder to cause the Company to Register securities under Sections 5.1, 5.2 and 6 shall terminate ten (10) years after the effective date of the Company's initial public offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

     10. Indemnification.
         ---------------

         10.1 Company's Indemnification of Holders. To the extent permitted by
              ------------------------------------
law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling such Holder within the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity contained in this Section 10.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company; provided, further, that this indemnity agreement with respect to a preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Registrable Securities, or any person controlling such Holder, if a copy of the prospectus (as amended or supplemented at the time of sale) was not sent or given by or on behalf of the Holder to such person and if the prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense unless such failure to send or give the prospectus resulted from noncompliance by the Company with Section 8.1(c) or (1) hereof.

         10.2 Holder's Indemnification of Company. To the extent permitted by
              -----------------------------------
law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission

(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but in each case only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the indemnity contained in
                           --------  -------
this Section 10.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); provided, further, that each Holder's liability under this Section 10.2 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

         10.3  Indemnification Procedure. Promptly after receipt by an
               -------------------------
indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party wills if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the positions of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 10, then such party shall be entitled to separate counsel to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of such party at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party other than under this Section 10.

         10.4  Contribution. If the indemnification provided for in this Section
               ------------
10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying, such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Each Holder's liability under this Section
10.4 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

     11.  Limitations on Registration Rights Granted to Other Securities.
          --------------------------------------------------------------

     From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder: (a) to include such securities in any registration filed under Section 6 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included; or (b) to demand registration of their securities.

     12.  Transfer of Rights.
          ------------------

     The rights to information and inspection under Section 2, the right to purchase under Section 4 and the right to cause the Company to Register securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities acquiring at least ten percent (10%) of such Holder's Convertible Securities or Registrable Securities; provided, however, that the
                                                  --------- -------
Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned.

     13.  Market Stand-off.
          ----------------

     Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter's Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act, as may be requested by the Underwriter's Representative. The obligations of Holders under this Section 13 shall be conditioned upon similar agreements being in effect with each other stockholder who is an officer, director, or five percent (5%) stockholder of the Company.

     14.  Reports Under the Exchange Act.
          ------------------------------

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

          14.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

          14.2 take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

          14.3 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          14.4 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be Registered on Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

     15.  Transactions with Affiliates.
          ----------------------------

     Except for transactions contemplated by this Agreement or as otherwise approved by a disinterested majority of the Company's Board of Directors, for as long as at least ten percent (10%) of the originally issued shares of Preferred Stock, taken together, remains outstanding, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer or holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer trustee, partner or holder of more than five percent (5%) of the outstanding equity interests thereof, except for transactions on customary terms related to such person's employment or service as a director.

     16.  Terms Applicable to Amazon. com, Inc.
          -------------------------------------

          16.1  Major Transactions. For purposes of this section, a "Major
                ------------------
Transaction" shall mean any of: (a) an offer, sale or other transfer, in a single transaction or a series of related transactions, of(i) all or substantially all of the assets of the Company, or (ii) securities of the Company representing, directly or indirectly, more than twenty percent (20%) of the voting power of the Company; and (b) any transaction that would constitute a "liquidation" under the provisions of the Company's Restated Certificate of Incorporation.

                In the event: (i) the Company signs any agreement, whether binding or nonbinding, under which the Company will enter into a Major Transaction; (ii) the Chief Executive Officer of the Company discusses a specific proposal for a Major Transaction with one or more members of the Company's Board of Directors; or (iii) the management of the Company determines in good faith that a Major Transaction is more likely than not to arise out of a proposal made by a third party, then, for each such Major Transaction, the Company shall promptly give Amazon.com, Inc. notice of same. Such notice shall set forth the details of such agreement, discussion or determination (i.e., the terms of such Major Transaction proposed by the Company or the offeror). Amazon.com, Inc. shall have seven (7) days from the date of such notice in which to accept such terms. In the event that Amazon.com, Inc. has not accepted such terms within such period, then Amazon.com, Inc. will be deemed to have waived its opportunity with respect to the Major Transaction, and the Company shall be free to complete such Major Transaction with a third party for sixty (60) days on terms no more favorable than those last offered to Amazon.com, Inc. After the 60-day period, the opportunity with respect to any Major Transaction must again be offered to Amazon.com, Inc.

          In the event that a Major Transaction is proposed in which the Company is offered value other than cash or marketable securities, the Board of Directors of the Company shall make a good faith determination of that value for the purposes of the notice described above.

          The rights of Amazon.com, Inc. under this Section 16.1 shall terminate on the date that is four (4) years from the closing of the Company's initial public offering registered with the Commission.

          16.2 Restriction. Neither Amazon.com, Inc. nor its affiliates shall
               -----------
acquire or control more than thirty-five percent (35%) of the Company's shares on a fully-diluted basis unless Amazon.com, Inc. first negotiates with the Company's Board of Directors in good faith for the purchase of all of the Company's capital stock. If Amazon.com and the Company's Board of Directors negotiating in good faith cannot reach agreement on the price or terms for such acquisition within twenty (20) business days after notice from Amazon.com to the Company, Amazon.com may, in its discretion, either: (a) make an offer to purchase all of the Company's capital stock at a price it reasonably believes to be fair market value; or (b) not proceed with the acquisition of the Company's shares in excess of thirty-five percent (35%). This provision remains in place for each proposed acquisition of the Company's shares by Amazon.com, Inc. and shall terminate on the earlier of: (i) the Company's initial public offering registered with the Commission; or (ii) four years from the date of this Agreement.

          16.3 Public Offering. The Company hereby grants to Amazon.com a right
               ---------------
of first offer to purchase shares of the Company's Common Stock (the "IPO Purchase Option") in the first public offering of the Common Stock of the Company effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (the "Public Offering") at a price equal to the Public Offering price of such shares of Common Stock. If Amazon.com, Inc. exercises its IPO Purchase Option, it shall have the right to purchase a pro rata portion of such offering such that Amazon.com, Inc. shall be able to maintain after the Public Offering the same proportionate ownership interest in the Company as it held before the Public Offering. The Company shall deliver notice of the Public Offering to Amazon.com, Inc. within ten (10) days following the filing of a registration statement relating to the Public Offering. Such notice shall set forth the number of shares of Common Stock that Amazon.com. Inc. shall have the right to buy, and the basis for the computation of such number. Within five (5) days following delivery of such notice, Amazon.com, Inc. may exercise the IPO Purchase Option (by delivery of notice to such effect to the Company) for a number of shares up to the maximum number set forth in such notice. To the extent Ainazon.com, Inc. does not exercise the IPO Purchase Option within such five (5) day period, the Company shall have no further obligation to Amazon.com, Inc. under this Section 16.3.

         Amazon.com, Inc.'s exercise of the IPO Purchase Option shall be deemed an expression of interest in receiving an offer by the Company to purchase the number of shares indicated in Amazon.com's notice. The Company's offer to sell such Shares to Amazon.com, Inc. shall be deemed to occur automatically upon the completion of the earliest to occur of each of: (a) the Company's providing Amazon.com, Inc. with a copy of the final prospectus filed with the Securities and Exchange Commission with respect to the shares; and (b) two hours after the latest to occur of(A) notice to Amazon.com, Inc. of the effectiveness of the Public Offering registration statement and (B) notice to Amazon.com, Inc. of the Company's determination of the offering price (the completion of the last to occur of the foregoing, the "Offer Commencement"). Amazon.com, Inc. shall have an unconditional right to terminate its IPO Purchase Option and revoke its exercise thereof by written notice to the Company on or before the Offer Commencement.

         Once revoked by Amazon.com, Inc., the IPO Purchase Option shall become null and void. Amazon.com, Inc.'s exercise of the IPO Purchase Option shall, unless so revoked on or before the Offer Commencement, automatically be deemed to be a binding commitment to purchase the shares indicated by Amazon.com, Inc. in its notice to the Company when each of the actions specified in the immediately preceding sentence have occurred. Amazon.com, Inc.'s purchase of the shares shall occur simultaneously with the closing of the purchase and sale of the other shares distributed in the Public Offering. It is the intent of the parties that the shares issued to Amazon.com, Inc. shall be fully registered shares, offered and sold in the Public Offering. Shares purchased by Amazon.com, Inc. pursuant to its exercise of the LPO Purchase Option shall be subject to the provisions of Section 13 ("Market Stand-Off") of this Agreement.

         In the event that the Company shall determine that making such Public Offering to Amazon.com, Inc. is infeasible due to applicable regulatory restrictions (which determination shall be reasonably acceptable to Amazon.com, Inc.), then the Company shall in lieu thereof make a concurrent private placement offering of such securities to Amazon.com, Inc. (or its Company approved designated affiliate(s)) and shall provide reasonably acceptable registration rights with respect to such privately placed securities.

          16.4  Assignment. The foregoing rights of Amazon.com, Inc. shall be
                ----------
assignable to affiliates of Amazon.com, Inc. only with the prior approval of the Company, not to be unreasonably withheld.

     17.  Hart-Scott-Rodino Act
          ---------------------

          The Company hereby agrees that if the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has not expired or terminated on or prior to December 31, 1999 with respect to each of the Holders of the Series D Stock listed on Exhibit A to the Purchase Agreement, then each Holder of Series D Stock (regardless of whether a filing under the HSR Act was required with respect to such Holder and regardless of whether the waiting period under the HSR Act has expired or terminated with respect to such Holder) shall have the right to require the Company to repurchase from such Holder, at a purchase price equal to eleven dollars sixty cents ($11.60) per share, each share of Series D Stock held by that Holder. Such right may be exercised by each Holder at any time on or after December 31, 1999 by delivering the certificates representing the shares of Series D Stock held by that Holder to the Company, endorsed for transfer, together with a written notice indicating that Holder's election to exercise its right to require the Company to repurchase, and the Company shall be obligated to deliver the purchase price to that Holder on the date on which it receives such delivery and notice from that Holder (or if such notice is delivered on a day that is not a business day, on the next business day). The obligation of the Company to repurchase such stock shall be a contract obligation, and the Holders shall have the right to enforce such obligation through appropriate legal proceedings.

          The Company shall provide: (a) written notice to each Holder on the date that the waiting period under the HSR Act has expired or terminated or on or before December 20, 1999 if the waiting period under the HSR Act has not expired or terminated on or before that date; and (b) periodic updates from the date hereof until the date that the waiting period under the HSR Act has expired or terminated to each Holder as to the status of the filing and clearance of the transactions contemplated hereby under the HSR Act

     18.  Miscellaneous
          -------------

          18.1  No Conflicts. The parties hereto represent that they are not
                ------------
parties to and do not know of any other agreements that conflict with any of the provisions of this Agreement.

          18.2  Successors. The provisions of this Agreement shall inure to the
                ----------
benefit of and shall be binding upon the successors and assigns of the parties hereto, including any successors in interest to or transferees or assignees of any shares of capital stock of the Company.

          18.3  Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.4  Modification. This Agreement shall not be subject to
                ------------
modification or amendment or waiver in any respect, except by an instrument in writing signed by: (a) the Company; and (b) the holders of a majority of the Registrable Securities (including for this purpose all securities of the Company convertible into or exchangeable for Registrable Securities). Any amendment, modification or waiver effected in accordance with this Section 18.4 shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, any party who becomes a party to the Purchase Agreement as an "Investor" pursuant to Section 1.3 of the Purchase Agreement shall become a party to this Agreement, without the need for any further consent, approval or signature of any party to this Agreement.

          18.5  Aggregation of Stock. All Preferred Stock held or acquired by
                --------------------
affiliated persons or entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          18.6  Applicable Law. This Agreement shall for all purposes be
                --------------
governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of laws portions thereof.

          18.7  Notices. All notices, demands or other communications desired or
                -------
required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon: (a) personal delivery (including via facsimile transmission); (b)delivery by courier or overnight service; or (c) deposit with the United States Post Office registered or certified, return receipt requested, postage prepaid, addressed: (i) if to the Company, to the address specified on the signature pages hereto, Attn: Chief Executive Officer
(ii) if to. an Investor, to the address specified on the signature pages and Exhibit A hereto; or (iii) to such
---------
other addresses and to the attention of such other individuals as the Company or any Investor shall have designated in writing to the other parties.

          18.8  Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

          18.9  Specific Performance. Each of the parties to this Agreement
                --------------------
agrees that the other parties to this Agreement will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party to this Agreement, the parties to this Agreement shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

          18.10 Expenses. If any action at law or in equity is necessary to
                --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          18.11 Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement between the Company and the Investors relative to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                                      COMPANY:

                                      HOMEGROCER.COM, INC.


                                      By: /s/ Mary Alice Taylor
                                          -------------------------------------
                                          Mary Alice Taylor
                                          Chief Executive Officer

                                      Address:  10230 N.E. Points Drive
                                                Kirkland, Washington 98033


                                      INVESTORS:

                                      [signatures of all investors intentionally deleted]

                                   Exhibit A
                                   ---------

                               LIST OF INVESTORS

522618 BC Ltd.                                     C&LB Family Limited Partnership
3845 Bishop Place                                  1155 Valley Street, Suite 400
North Vancouver, BC V7G 2B3                        Seattle, WA 98109
CANADA
                                                   Harvey Chiang
Amazon. com, Inc.                                  2949 Euclid Ave.
1200 12th Avenue South, Suite 1200                 Vancouver, BC V5R 5C7
Seattle, WA 98144                                  CANADA
Attn: General Counsel
                                                   Comdisco, Inc.
Analytical Software, Inc.                          3000 Sand Hill Road, Building 1, Suite 155
2517 Eastlake Avenue E., Suite 200                 Menlo Park, CA 94025
Seattle, WA 98102                                  Attn: Grace Gilen

Anne Barbo                                         Comdisco, Inc.
1155 Valley Street, Suite 400                      611 North River Road
Seattle, WA 98109                                  Rosemont, IL 60018
                                                   Attn: Venture Group
Charles K. and Linda K. Barbo
1155 Valley Street, Suite 400                      Peter LS Currie
Seattle, WA 98109                                  c/o The Barksdale Group
                                                   2730 Sand Hill Road, Suite 100
Julie Anne Barbo Trust dated 12/10/91              Menlo Park, CA 94043
2318 Shoreland Drive S
Seattle, WA 98144                                  Dennis H. Daugs Jr.
                                                   1207 McGilvra Blvd. East
Sarah Barbo                                        Seattle, WA 98112
1155 Valley Street, Suite 400
Seattle, WA 98109                                  Steven Dietz
                                                   2121 Avenue of the Stars
The Barksdale Group, L.L.C.                        Fox Plaza, Suite 3100
2730 Sand Hill Road, Suite 100                     Los Angeles, CA 90067
Menlo Park, CA 94043
                                                   John D. Dinning
Barksdale Investments, L.P.                        Suite 630, 999 - 8th St. S.W.
2730 Sand Hill Road, Suite 100                     Calgary, Alberta T2R 1J5
Menlo Park, CA 94043                               CANADA

Barksdale Ventures, L.L.C.                         Michael B. Donald
2730 Sand Hill Road, Suite 100                     1445-120th Ave. NE
Menlo Park, CA 94043                               Bellevue, WA 98005

Linde R. Behringer                                 J. Terrence Drayton
4333 Phinney Ave. N.                               10230 NE Points, Dr.
Seattle, WA 98103-7101                             Kirkland, WA 98033

Geoffrey A. Boguch
10900 NE 4th St., Suite 1510
Bellevue, WA 98004

James Dugan                                             KPCB Information Sciences Zaibatsu Fund II, L.P.
7841 S. 180th St.                                       2750 Sand Hill Road
Kent, WA 98032                                          Menlo Park, CA 94025

Fitpro Pty Ltd                                          KPCB VIII Founders Fund, L.P.
15 Hopetown Avenue                                      2750 Sand Hill Road
Balmoral N.S.W. 2088                                    Menlo Park, CA 94025
AUSTRALIA
                                                        Stewart A. Konzen
A. Lynn Flygare and Gary Raden                          11403 154th Place NE
The Highlands                                           Redmond, WA 98052
Seattle, WA 98177
                                                        Bruce Krogman
Francis Fraser Limited                                  4007 NE 38th Street
23 Apex Road                                            Seattle, WA 98105
Toronto, Ontario M6A 2V6
CANADA                                                  Lazarus Family Investments LLC
                                                        One Mercer Plaza
Dr. Linda Gordon and Dr. David Wasylynko                2835 82nd Avenue S.E., Suite 310
1877 Laronde Dr.                                        Mercer Island, WA 98040
Surrey, British Columbia
CANADA                                                  Liberty HG, Inc.
                                                        9197 South Peoria Street
William B. Hanaford                                     Englewood, CO 80112
19161 Randall Rd.                                       Attn: Charles Tanabe
Juneau, AK 99801
                                                        Madrona Investment Group, LLC
Arthur W. Harrigan, Jr.                                 1000 Second Avenue, Suite 3700
999 Third Avenue, 44th Floor                            Seattle, WA 98104
Seattle, WA 98104
                                                        Richard Middleton Jr.
Heffring Investment Group                               4646 Oyster Bay Rd. NW
#404, 1550 - 8 St. S.W.                                 Olympia, WA 98502
Calgary, Alberta T2R 1K1
CANADA                                                  Mark and Marianne Mowat
                                                        1845 Broadmoor Dr. E.
Hummer Winblad Technology Fund III, L.P.                Seattle, WA 98112
2 South Park, 2nd floor
San Francisco, CA 94107                                 Organic, Inc.
                                                        510 Third St
Hummer Winblad Venture Partners III, L.P.               San Francisco, CA 94105
2 South Park 2nd floor
San Francisco, CA 94107                                 Pickwick Group, L.P.
                                                        2730 Sand Hill Road, Suite 100
Hummer Winbiad Venture Partners IV, L.P.                Menlo Park, CA 94043
2 South Park 2nd Floor
San Francisco, CA 94107                                 John Radostits
                                                        8616 51st Ave. N.W., Suite 206
Kleiner Perkins Caufield & Byers VIII, L.P.             Edmonton, Alberta T6E 6E6
2750 Sand Hill Road                                     CANADA
Menlo Park, CA 94025

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

Richard J. Robbins and
Bonnie B. Robbins, Tenants in Common
1325 4th Avenue, Suite 1930
Seattle, WA 98101

Philip Schlein
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025

S. Josef and Teresa Selak
2417 43rd Avenue W
Seattle, WA 98199

Donald Sokolnicki
7319 Pinehurst Dr.
Cincinnati, OH 45244

Ron M. Sonntag
14930 141st Ave. SE
Snohomish, WA 98290

Spanish Caravan Investments LLC
l6l6 Federal Ave E
Seattle, WA 98102

Dennis M. Weibling
2300 Carillon Point
Kirkland, WA 98033

R. Kirk Wilson
1420 Country Club Drive
Burlington, WA 98233

Richard S. Woodward
1305 Riverdale Avenue SW
Calgary, Alberta
CANADA

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